AMENDED AND RESTATED

FORM OF DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

PURSUANT TO RULE 12B-1

UNDER THE INVESTMENT COMPANY ACT OF 1940

NORTHERN LIGHTS FUND TRUST

On behalf of its series

Pacific Financial Core Equity Fund

Pacific Financial Explorer Fund

Pacific Financial International Fund

Pacific Financial Strategic Conservative Fund

Pacific Financial Tactical Fund

Pacific Financial Alternative Strategies Fund

Pacific Financial Flexible Growth & Income Fund

Pacific Financial Balanced Fund

Pacific Financial Foundational Asset Allocation Fund

Pacific Financial Faith & Values Based Moderate Fund

Pacific Financial Faith & Values Based Conservative Fund

Pacific Financial Faith & Values Based Aggressive Fund

AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICING PLAN made as of December 11, 2012, by and between Northern Lights Fund Trust (the "Trust") on behalf of its separate series, Pacific Financial Core Equity Fund, Pacific Financial Explorer Fund, Pacific Financial International Fund, Pacific Financial Strategic Conservative Fund, Pacific Financial Tactical Fund, Pacific Financial Alternative Strategies Fund, Pacific Financial Flexible Growth & Income Fund, Pacific Financial Balanced Fund, Pacific Financial Foundational Asset Allocation Fund, Pacific Financial Faith & Values Based Moderate Fund, Pacific Financial Faith & Values Based Conservative Fund and Pacific Financial Faith & Values Based Aggressive Fund (each a “Fund” and collectively the “Funds”) and the distributor for the Funds, Northern Lights Distributors, LLC (the “DISTRIBUTOR”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company which offers for public sale separate series of shares of beneficial interest, each corresponding to the distinct series/Funds which may be further divided into separate classes of shares (the "Shares"); and

WHEREAS, the Trust has entered into an Underwriting Agreement (the "Underwriting Agreement") with DISTRIBUTOR pursuant to which DISTRIBUTOR has agreed to serve as the distributor of the Shares of the Funds; and

WHEREAS, the Trust previously adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") and the Trust desires to amend the Plan with the terms set forth herein and the Trust’s Board of Trustees (the "Board"), including those Board members who are not “interested persons” of the Trust and have no direct or indirect financial interest in the operation of this Plan or any agreements related thereto ("Independent Trustees"), has determined that there is a reasonable likelihood that adoption of this amended Plan will benefit the Fund and its shareholders; and

WHEREAS, DISTRIBUTOR desires to serve as distributor of the Shares and to provide, or arrange for the provision of services pursuant to the Plan and the Trust, with respect to the Funds, will pay a fee to DISTRIBUTOR in connection with the distribution and servicing of Fund Shares.

NOW THEREFORE, the parties agree as follows:

1.  A. The Funds are authorized to pay to DISTRIBUTOR, as compensation for DISTRIBUTOR's sales, promotional activities and/or shareholder services provided under this Plan, a combined shareholder servicing and distribution fee at a rate of 1.00% on an annualized basis of the average net assets attributable to Investor Class Shares of each Fund. The Funds are authorized to pay to DISTRIBUTOR, as compensation for DISTRIBUTOR's sales, promotional activities and/or shareholder services provided under this Plan, a combined shareholder servicing and distribution fee at a rate of 0.25% on an annualized basis of the average net assets attributable to the Institutional Class Shares of the Funds.  Such fees are to be paid by each Fund monthly, or at such other intervals as the Board shall determine. Such fees shall be based upon the Fund’s average daily net assets during the preceding month, and shall be calculated and accrued daily. DISTRIBUTOR shall use such fee, among other things, to make the payments contemplated by Paragraph 2(B) below and to pay interest and principal where such payments have been financed.

B. The Funds may pay fees to DISTRIBUTOR at a lesser rate than the fees specified in Section 1.A. of this Plan as agreed upon by the Board and DISTRIBUTOR and as approved in the manner specified in subsections (a) and (b) of Paragraph 3 of this Plan.

2.  A. The Trust hereby authorizes DISTRIBUTOR to enter into agreements with certain securities dealers or brokers, administrators and others ("Recipients") to provide compensation to such Recipients based on the net asset value of shares of the Funds held by clients or customers of that Recipient, for activities and services of the type referred to in Paragraph (B) of this Paragraph 2.  DISTRIBUTOR may also make payments to the investment adviser of the Funds for reimbursement of marketing related expenses and/or compensation for administrative assistance.

B. DISTRIBUTOR shall provide, or arrange for Recipients with which DISTRIBUTOR has entered into agreements to provide, distribution and/or shareholder services. The services may include assistance in the offering and sale of shares of the Funds and in other aspects of the marketing of the shares to clients or prospective clients of the respective Recipients including any advertising or marketing services provided by or arranged by DISTRIBUTOR with respect to the Funds, and the provision of personal services to shareholders.

3.  This Plan shall not take effect with respect to the Funds unless it has been approved, together with any related agreements, by a majority vote, cast in person at a meeting (or meetings) called for the purpose of voting on such approval, of: (a) the Board; and (b) the independent Trustees.

4.  This Plan may continue in full force and effect with respect to the Funds for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in subsections (a) and (b) of paragraph 3.

5.  DISTRIBUTOR shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended with respect to the Funds by DISTRIBUTOR under this Plan and the purposes for which such expenditures were made.

6.  The Trust or the Fund may terminate this Plan at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund. DISTRIBUTOR may terminate this Plan with respect to the Trust or the Fund, without payment of penalty, upon sixty (60) days written notice to the Trust or the Fund. Notwithstanding the foregoing, this Plan shall terminate automatically in the event of its assignment.

7.  This Plan may not be amended to increase materially the amount of fees to be paid by the Fund unless such amendment is approved by a vote of a majority of the outstanding shares of the Fund, and no material amendment to the other provisions of this Plan shall be made unless approved in the manner provided for approval and annual renewal in subsections (a) and (b) of Paragraph 3 hereof.

8.  The amount of fees payable by the Fund to DISTRIBUTOR under this Plan and the amounts received by DISTRIBUTOR under the Underwriting Agreement may be greater or lesser than the expenses actually incurred by DISTRIBUTOR on behalf of the Fund in serving as distributor of the Shares. The distribution and shareholder servicing fees with respect to the Fund will be payable by the Fund to DISTRIBUTOR until either this Plan or the Underwriting Agreement is terminated or not renewed with respect to the Shares of the Fund.

9.  While this Plan is in effect, the selection and nomination of the Independent Trustees shall be made solely at the discretion of the Independent Trustees.

10. As used in this Plan, the terms "majority of the outstanding voting securities," "assignment" and "interested person" shall have the same meanings as those terms have in the 1940 Act.

11. The Trust shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 5 hereof for a period of not less than six years from the date thereof, the first two years in an easily accessible place.

12. The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or the Fund under this Plan, and DISTRIBUTOR or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or the Fund in settlement of any such right or claim, and not to such Trustees or shareholders.

Signature Page Follows

IN WITNESS WHEREOF, the Trust and DISTRIBUTOR have made this amended Plan effective as of the date first set forth above.

NORTHERN LIGHTS FUND TRUST

On behalf of its separate series

Pacific Financial Core Equity Fund

Pacific Financial Explorer Fund

Pacific Financial International Fund

Pacific Financial Strategic Conservative Fund

Pacific Financial Tactical Fund

Pacific Financial Alternative Strategies Fund

Pacific Financial Flexible Growth & Income Fund

Pacific Financial Balanced Fund

Pacific Financial Foundational Asset Allocation Fund

Pacific Financial Faith & Values Based Moderate Fund

Pacific Financial Faith & Values Based Conservative Fund

Pacific Financial Faith & Values Based Aggressive Fund

Attest:

By:

James Ash

      Andrew Rogers

            Secretary

  President

NORTHERN LIGHTS DISTRIBUTORS, LLC

As Distributor

Attest:

By:

Mike Nielsen

      Brian Nielsen

            Chief Compliance Officer

  President